Exhibit 99.2

THE CHILDREN’S PLACE APPOINTS TRACEY R. GRIFFIN TO ITS BOARD OF DIRECTORS
Ms. Griffin Will Also Serve on the Audit Committee

Secaucus, New Jersey – October 6, 2020 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced an appointment of a new Director to its Board of Directors.

Appointment to the Board

On October 5, 2020, the Company appointed Tracey R. Griffin to the Company’s Board of Directors and as a member of the Audit Committee effective immediately. Ms. Griffin will hold office until the annual meeting of stockholders of the Company to be held in 2021. Ms. Griffin is an independent director and qualifies as an “audit committee financial expert” under applicable SEC rules.

Ms. Griffin is currently the Chief Financial Officer and Chief Operating Officer of Framebridge, Inc., an online custom framing brand and has held that position since November 2019.  Prior to Framebridge, Ms. Griffin held the position of Chief Financial Officer of the lifestyle retail brand Kendra Scott, from September 2018 to November 2019.  Ms. Griffin served as Chief Financial Officer of PANDORA Americas, a global affordable jewelry brand, from February 2016 to September 2018, following her tenure as Chief Operating Officer from October 2014 to February 2016.  From October 1994 to October 2014, Ms. Griffin served in various positions at McKinsey & Company, and as a Senior Partner since June 2010, where she focused on retail and consumer goods.  Ms. Griffin currently serves on the board of directors of ADT Inc. and the board of the non-profit organization Partnership for Healthier America, where she is the Chairman of the Finance and Audit Committee, and has previously served on the Board and Strategy Committee of United Negro College Fund. She holds a bachelor’s degree in Finance from Georgetown University and an MBA from Stanford University.

“Tracey is a proven leader with an exceptional track record in the consumer and retail industries,” said Norman Matthews, Chairman of the Board.  “She brings a broad strategic and operational skillset, and significant expertise in financial matters, to The Children’s Place.  Her background, skills and experience will strengthen our Board and support our Company in the rapidly changing business environment in which we operate.”

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place,” and “Gymboree” brand names. As of August 1, 2020, the Company had 824 stores in the United States, Canada and Puerto Rico, online stores at www.childrensplace.com and www.gymboree.com, and the Company’s eight international franchise partners had 276 international points of distribution in 19 countries.

Forward Looking Statements

This press release, contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2020 and supplemented by the “Risk Factors” sections of its quarterly reports on Form 10-Q for the fiscal quarter ended May 2, 2020 and the fiscal quarter ended August 1, 2020. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting a remote learning model, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of the CARES Act and other legislation related to the COVID-19 pandemic, and any changes to the CARES Act or such other legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations, (201) 558-2440 ext. 14500